                            SHARE PURCHASE AGREEMENT
                            ------------------------

Made and entered into as of the 26th day of February 1998 among: ARWOL HOLDINGS LTD. a company incorporated under the laws of Israel and having its registered office at 30 Ahan Ha'am Street, Tel-Aviv, Israel ("the Buyer") and MR. ELIEZER PELEG (I.d. No. 00-795101-5), of 35 Basel Street, Tel-Aviv. Israel ("E. Peleg"), MR. NACHUM PELEG (I.D. No. 00-795102-3), of 14 Mishmar Hagvul Street, Tel-Aviv, Israel ("N. Peleg"), MAST INDUSTRIES (DELEWARE) INC. (formerly Mast Holding Corporation), a corporation incorporated under the laws of the State of Delaware, USA, of c/o THE LIMITED, Inc., Three Limited Parkway, Columbus, Ohio 43230, USA ("Mast"), MR. SHIMON TOPOR (I.D. No. 4888660) of 650 Madison Avenue, New York, New York 10022, USA ("Topor") and MR. MICHAEL STEINHARDT (US Passport No. D2233127), of 650 Madison Avenue, New York, New York 10022, USA ("Steinhardt") (E. Peleg, N. Peleg, Mast, Toper and Steinhardt collectively, "the Main Sellers") and those persons and entities listed in Annexure A hereto (the Main Sellers and those persons and entities listed in Annexure, A, collectively, "the Sellers")

WHEREAS: each of the Sellers in the registered or beneficial owner of, or, entitled to, or has the right to acquire on closing (as referred to in clause 6 below) (hereinafter "Closing"), a certain number of ordinary fully paid-up shares of nominal value NIS 1.0 (one New Israel Sheqel) each in the share capital of Macpell Industries Ltd. ("the Company");

AND WHEREAS:      the Buyer wishes to purchase from the Sellers all shares of the Company held by the Sellers or to which the Sellers are entitled or which the Sellers have the right to acquire on Closing (all such shares, collectively, "the Sale Shares") and each of the Sellers is willing to sell its portion of the Sale
                  Shares to the Buyer, all for the consideration and subject to the terms and conditions set out in this Agreement below,

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       SALE

1.1. Subject to the fulfillment of the Conditions Precedent (as defined in clause 7 below), each of the Sellers shall sell or produce the sale, and the Buyer shall purchase from each of the Sellers, free from all liens, security interests, adverse third party claims or encumbrances of whatsoever nature, its portion of the Sale Shares, being that number of the Sale Shares set out opposite such Seller's name in column 6 of Annexure B to this Agreement, all for, and against payment of, the Purchase Price (as defined in clause 2 below) and subject to the other terms and conditions of this Agreement.



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1.2.     It is expressly recorded and agreed that, under this Agreement, each of the Sellers is entering into a separate transaction with the Buyer with respect to the Sale Shares to be sold by such Seller, no Seller shall be liable for the obligations to be performed by any other Seller and the liability of each of the Sellers in respect of the obligations imposed on the Sellers under this Agreement (including, without limitation, in respect of clause 3 below), shall be several and not joint as if each of the Sellers had entered into a separate agreement with the Buyer. Notwithstanding the above, in the event that at the Closing the number of Sale Shares represented by the share certificates and duly executed share transfer deeds in favor of the Buyer or transfer instructions to the Registration Company in favor of the Buyer, as the case may be, represent, in aggregate, less than 11,365,406 (eleven million three hundred and sixty-five thousand, four hundred and five) Sale Shares, then the Buyer shall be entitled to cancel this Agreement. In the event of such cancellation, the Buyer shall have no rights or claims against any of the Sellers, save for those of the Sellers who breached this Agreement by not making available share certificates and duly executed share transfer deeds in favor of the Buyer or transfer instructions to the Registration Company in favor of the Buyer, as the case may be, in respect of all of such Seller's Sale Shares (as reflected opposite such Seller's name in column 6 of Annexure B) at Closing in accordance with such Seller's obligations under clause 6 below.

2.       PURCHASE PRICE

         The purchase price (Purchase Price) per Share for the Sale Shares shall be US $3.7949 (three United States Dollars, and seventy-nine cents and forty-nine hundredths of a cent) payable, at the Buyer's discretion (provided that all of the Sellers shall be paid in the same currency) either in US Dollars or in New Israel Sheqels equal, in accordance with the representative rate of exchange of the US Dollar last published by the Bank of Israel immediately prior to the time of Closing ("the Determining Representative Rate"), to the Purchase Price. The Buyer shall notify the Main Sellers within 10 (ten) days of signature of this Agreement as to the currency (US Dollars or NIS) in which payment shall be made in accordance with the aforegoing

3.       REPRESENTATION, WARRANTIES AND
         CERTAIN UNDERTAKING OF THE SELLERS

3.1. Each of the Sellers hereby represents, warrants and undertakes (for the removal of doubt -as to itself only, severally and not jointly) as follows:

3.1.1.            Annexure B attached hereto sets out opposite the name of such
                  Seller: (i) in column 1, the number of Sale Shares (if any) of which it is the registered owner, (ii) in column 2, the number of Sale Shares (if any) which are registered in the name of the Trust Company of Bank Leumi Le' Israel B.M. ("BLL Trust") as trustee on its behalf, (iii) in column 3, the number of Sale Shares (if any) in an account in its name with the Registration Company of United Mizrahi Bank Ltd. ("the Registration

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                  Company"); (iv) in column 4, the number of Sale Shares (if any) which it is obliged to transfer to any other Seller on Closing, the names of each such other Seller and the number of Sale Shares which is to be transferred to each such other Seller; (v) in column 5, the number of Sale Shares (if any which it shall acquire on Closing, from whom it shall acquire such Sale Shares and in whose name such Sale Shares are currently registered; and (vi) in column 6, the aggregate number of Sale Shares which such Seller shall hold and shall (subject to the provisions of this Agreement) transfer, or procure the transfer of, to the Buyer on Closing;

3.1.2. such Sellers' Sale Shares, to the extent registered in its name, in the name of BLL Trust on its behalf or in an account in its name with the Registration Company or to be acquired by it on Closing (all as set out in Annexure B) will, at Closing, be free and clear from all liens, security interests, adverse third party claims or encumbrances of any nature, subject only to its obligation (if any) to transfer any of its Sale Shares to any other Seller on Closing as reflected in column 4, of Annexure B.

3.2. Each of the Main Sellers (for the removal of doubt - as to itself only, severally and not jointly) hereby represents, warrants and undertakes as follows:

3.2.1. the Company is a public company duly registered, validly existing and in good standing under the laws of the State of Israel;

3.2.2. the authorized share capital of the Company consists of 50,000,000 (fifty million) ordinary shares of nominal value NIS 1.0 (one New Israel Sheqel)) each, of which as at the date of signature of this Agreement, 14,492,958 (fourteen million four hundred and ninety-two thousand, nine hundred and fifty-eight shares have been issued and are fully paid-up (it being recorded by the parties that the Company has issued various debentures and options convertible into shares of the Company, which may be exercised at any time after the date of signature of this Agreement, all as described in the Company's prospectus of July 21, 1997, a copy of which is annexed hereto as Annexure C ("the Prospectus"));

3.2.3. save as set forth in the Prospectus, the Company has not issued any option, warrant, right or commitment for the issue or acquisition of any shares or other securities of the Company;

3.2.4. that it hereby waives its rights of first refusal under the shareholders' agreement dated may 17, 1992 amongst the Main Sellers ("the Shareholders' Agreement") in respect of the transfers to be made on Closing pursuant to this Agreement, and subject to Closing, and that with effect from, and subject to, the Closing, the Shareholder's Agreement and any other agreements between any of the Main Sellers relating to the Sale Shares be cancelled (it being recorded as between the Main Sellers that, with effect from Closing, no party to the Shareholders' Agreement or any such other agreement shall have any claim or right of whatsoever nature against any other party arising out of or in connection with the Shareholders' Agreement or any such other agreement);

3.2.5. since December 31, 1997, the Company has not declared or paid any dividend in cash, shares or otherwise.

3.3. Each of the Main Sellers (for the removal of doubt - as to itself only, severally and not jointly) undertakes to the Buyer that the warranties and representatives given by such Main Seller pursuant to clauses 3.2.3 and 3.2.5 above (to the extent dependent on such Main Seller) will continue to be true and accurate in all respects at Closing.

3.4. Each of E. Peleg and N. Peleg (for the removal of doubt - as to himself only, severally and not jointly) hereby represents, warrants and undertakes as follows:

3.4.1. he is not aware of any material adverse change in the business operations or financial condition of the Company which occurred after the date of the Prospectus, save for any such change, if any, reflected in the audited financial statements of the Company as of December 31, 1997 ( a copy of which statements is annexed hereto as Annexure D) or reported by the Company to the Israeli Securities Authority, the Tel-Aviv Stock Exchange and the Registrar of Companies;

3.4.2. he is not aware of any material action of proceeding in any court or before any governmental authority which has been instituted or threatened against the Company after December 31, 1997, save as reported (if reported) by the Company to the Israeli Securities Authority, the Tel-Aviv Stock Exchange and the Registrar of Companies;

3.4.3. to the best of his knowledge, the signing of the Agreement or the consummation of the transactions contemplated hereby does not constitute a default or cause for acceleration under any material loan agreement, lease agreement or similar agreement to which the Company is a party;

3.4.4. in the event that he becomes aware, after the date of signature of this Agreement, of any fact which, had be been aware of such fact as at the date of signature of this Agreement, then clause 3.4.1 or clause 3.4.2 would have been inaccurate, he shall promptly give notice of such fact to the Buyer, provided, for the removal of doubt, that receipt of such notice shall not entitle the Buyer to refuse to close this Agreement (however, the above shall not be construed as derogating from any remedy available to the Buyer under this Agreement against either of E. Peleg or N. Peleg, as the case may by, in the event of a breach by E. Peleg or N. Peleg of the provisions of clause 3.4.1 or 3.4.2 above).

3.5. Mast hereby undertakes to E. Peleg and N. Peleg that on, and subject to, the Closing, all options granted under the Option Agreement dated January 15, 1996 shall be accelerated and Mast shall transfer to the persons listed opposite Mast's name in column 4 of Annexure B all the Sale Shares being the subject of such options, all as contemplated in clause 6.2.1 below.

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to Sellers as follows:

4.1. the Buyer is a corporation duly organized, validly existing and in good standing under the laws of Israel and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

4.2. the execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms;

4.3. subject to the fulfillment of the Conditions Precedent (as defined in clause 7 below), no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by the Buyer of the Agreement or the consummation by the Buyer of the transactions contemplated hereby;

4.4. the Buyer is aware, inter alia, that the Company is negotiating to sell its investments in M.I.B.S. International Trade N.V.;

4.5. that Mr. Arie Wolfson is the owner and controller of the Buyer and serves as the Chairman of the Board of Directors of Tefron Ltd. and as its President and has been involved in the management of Tefron Ltd. for some years and, accordingly, the Buyer hereby acknowledges and agrees that nothing in this Agreement (including, without limitation, clause 3 above) shall be construed as imposing on any of the Sellers any obligation or liability whatsoever in relation to the business, operations or condition of Tefron Ltd. or otherwise in connection with Tefron Ltd.

5.       DEPOSIT

5.1. On the date of signature of this Agreement and simultaneously with such signature, the Buyer shall deposit with the Trust Company of the First International Bank of Israel Trust Company Ltd. (hereinafter "FIBI Trust") an amount of US $6,000,000 (six million United States Dollars) (hereinafter "the Deposit Amount"): the Buyer and the Sellers (represented for this purpose by the Main Sellers) shall sign the instructions to FIBI Trust set out in Annexure E hereto ("the Trustee's Instructions") and the Buyer shall procure that FIBI Trust shall confirm receipt of the Deposit Amount and shall undertake to act as trustee for each of the Sellers and for the Buyer in respect to thereof in accordance

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         with the instructions to FIBI Trust set out in the Trustee's
         Instruction, by signing in the place indicated therefor on the Trustee's Instructions.

5.2. In the event of payment by FIBI Trust to the Sellers following the receipt by FIBI Trust of a notice signed by the Main Sellers to the effect that as a result of a breach of clause 6 of this Agreement by the Buyer, this Agreement has been cancelled (all as referred to in paragraph 3.1 of the Trustee's Instructions), the amount of such payment shall be deemed liquidated damages in respect of the breach by the Buyer referred to in such notice, the parties agreeing that such amount is a genuine pre-estimate of the damages which will be suffered by each of the Sellers in the event of a breach of this Agreement by the Buyer resulting in the Closing not taking place.

6.       CLOSING

6.1. The Closing of the purchase of the Sale Shares shall take place at the offices of the First International Bank of Israel Ltd. or Bank Poalei Agudat Israel Ltd. (as designated by the Buyer to the Sellers not later than 7 (seven) days prior to the Closing Date)(the bank designated as aforesaid "the Bank") at 9 Ahad Ha'am Street, Tel Aviv, at 10:00 a.m., on the day falling 7 (seven) business days after the date on which the last of the Conditions Precedent to be fulfilled is fulfilled (provided that, in the event that payment will be made by the Buyer in NIS, then, if the representative rate last published by the Bank of Israel prior to the date determined for Closing in accordance with the aforegoing ("the Intended Date") was published earlier than the business day before the Intended Date, then the Closing shall take place on the first business day following the business day on which a representative rate is next published by the Bank of Israel immediately after the Intended Date) or at such other place or time as the Buyer and the Main Sellers may agree to in writing ("the Closing Date").

6.2. Each of the Sellers and the Buyer, or their respective authorized signatories or attorneys shall be present at the Closing. The Main Sellers and the Buyer shall procure that representatives of FIBI Trust are present at Closing, the Main Sellers shall procure that representatives of the Registration Company, of BLL Trust and of the Company (duly authorized to act on behalf of the Company to perform the acts which the Company is to perform hereunder) are present at Closing and the Buyer shall procure that representatives of the Bank shall be present at Closing. The Main Sellers shall further give written instructions to BLL Trust to carry out the acts to be performed by it as provided below. At the Closing, the acts referred to in clauses
         6.2.1. - 6.2.9. shall be performed in the sequence set out below. Each of the parties hereto undertakes to perform those acts which it is required to perform below and to procure, to the extent within its power, that FIBI Trust, BLL Trust, the Bank, the Registration Company and the Company perform the acts which each of them is required to perform below. For the removal of doubt, Closing shall not be deemed to have been performed and all acts referred to below (to the extent performed) shall be cancelled and of no force and effect in the event that any of the acts set out below is not performed at Closing (but without

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         derogating from the remedies available to any party against any other party for the failure by such other party to perform any of its obligations under this clause 6.2. below).

6.2.1. Mast shall, against the payment referred to hereunder, transfer to each of the Sellers listed in column 4 of Annexure B, that number of the Sale Shares to be transferred by Mast to it (as per Annexure B), by way of delivery to each such Seller of share certificates and share transfer deeds in favor of such Seller duly executed by Mast or BLL Trust (as the case may be) and /or instructions to the Registration Company to hold such Sale Shares to the order of such Seller, as the case may be, and, against such transfer, each of the aforegoing Sellers shall pay Mast, by way of wire transfer to an account designated, at least 2 (two) business days prior to Closing, by Mast to Nachum Peleg, on behalf of such Sellers, in writing, an amount equal to the NIS equivalent, in accordance with the Determining Representative Rate, of US $0.63 (sixty-three United States cents) per share in respect of the Sale Shares transferred to it in accordance with the aforegoing, and, to the extent applicable, each such Seller shall execute the share transfer deed relating to the Sale Shares transferred to it aforesaid;

6.2.2. Topor shall deliver share certificates and share transfer deeds duly executed by BLL Trust in respect of the number of Sale Shares listed opposite his name in column 4 of Annexure B to the Seller to whom Topor is to transfer such Sale Shares pursuant to such column 4 and such transferee shall execute such transfer deeds;

6.2.3. Topor shall procure that Chava Topor shall deliver share certificates and share transfer deeds duly executed by BLL Trust in respect of the number of Sale Shares listed opposite her name in column 4 of Annexure B to the Seller to whom Chava Topor is to transfer such Sale Shares pursuant to the said column 4 and such transferee shall execute such transfer deeds;

6.2.4. the Main Sellers shall procure the delivery to the Buyer of an authenticated copy of minutes of a meeting of the Board of Directors of the Company, at which a resolution was passed by the meeting by the vote of at least 75% (seventy-five percent) of the directors of the Company to appoint as new directors of the Company, those persons designated by the Buyer to the Main Sellers in writing at least 7 (seven) days before Closing (subject to the limit on the number of directors of the Company set out in its Articles of Association), their appointments to become effective immediately after, and subject to, the Closing;

6.2.5. E. Peleg, N. Peleg and Mast (each with respect to the directors of the Company designated by it only) shall procure the delivery to the Buyer of (i) resignation notices addressed to the Company by each of the Company's directors, save for Messrs. Uzi Tzur and Raphael Vacht

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                  (directors from amongst the public), E. Peleg and N. Peleg;
                  (ii) a resignation notice addressed to the Company by E. Peleg in respect of his office as Chairman of the Board of Directors of the Company by N. Peleg in respect of his office as Chief Executive Officers of the Company, all such resignations to become effective immediately after, and subject to, the Closing;

6.2.6. against and simultaneously with the transfers referred to in clause 6.2.7. below: (i) FIBI Trust shall pay to the Buyer the Deposit Amount, together with all interest accrued thereon in the trust account, and (ii) the Buyer shall give to the Bank irrevocable written instructions to transfer, and the Bank shall transfer, from the Buyer's account to each of the Sellers (to a bank account in Israel designated by such Seller to the Buyer and the Bank in writing at least 2 (two) days before the Closing), an amount equal to the Purchase Price multiplied by the number of Sale Shares to be transferred by such Seller to the Buyer on Closing (as set out in column 6 of Annexure B);

6.2.7. each of the Sellers shall, in respect of all the Sale Shares to be transferred by it to the Buyer (as set out in column 6 of Annexure B): (i) deliver or procure the delivery to a representative of the Bank, acting on behalf of the Buyer, of share certificates together with share transfer deeds in favor of the Buyer and/or its order duly executed by the Seller or, as the case may be, BLL Trust; and/or, as the case may be,
                  (ii) deliver to the Bank's representative a confirmation signed by the Registration Company that following instructions given to it by such Seller, the Registration Company shall hold a specific number of Sale Shares in favor of the Buyer and/or to its order;

6.2.8. the Company shall pay to The Limited, Inc. (to a bank account designated at least 2 (two) days prior to Closing by it to the Company in writing), the loan in the principal amount of US $1,000,000 (one million United States Dollars) granted by The Limited, Inc. under a loan agreement dated January 15, 1996, together with all accrued interest thereon up to Closing;

6.2.9. N. Peleg shall procure that Nachum Peleg Ltd. and E. Peleg shall procure that M.G.N. Peleg Ltd. shall execute consulting agreements between each of them and the Company in the forms annexed hereto as Annexures F and G respectively and the Company shall execute such consulting agreements.

6.3. The Company shall register all transfers referred to in this clause 6 above and shall issue to each of the parties entitled thereto share certificates in respect of those shares that are transferred to them pursuant to the provisions of clause 6 above and shall, thereafter, cancel all of the Sellers' respective share certificates in respect of the Sale Shares.

7.       CONDITION PRECEDENT

7.1. This Agreement is conditional upon the fulfillment of all of the conditions set out in this clause 7.1 below ("the Conditions Precedent"). In the event that all of the Conditions Precedent have not been fulfilled by April 30, 1998, or such other date (if any) as may be agreed by the parties in writing, this Agreement shall terminate and be null and void and no party shall have any claims against any other, save to the extent that such claim arises out of a failure by a party to act in accordance with clause 7.2 below.

7.1.1. receipt of the approval by the Controller of Restrictive Trade Practices of the "merger of companies" (within the meaning of such term in Section 1 of the Restrictive Trade Practices Law, 1958 ("the Law"), contemplated under this Agreement;

7.1.2. receipt of the approval by the Investment Centre established under the Encouragement of Capital Investments Law, 1959, of the change in ownership structure of the Company as contemplated under this Agreement;

7.1.3. receipt of a written agreement by the Company (duly approved by the audit committee, Board of Directors and Shareholders' Meeting of the Company) to the prepayment of the loan as contemplated in clause 6.2.8 above and to the execution of the consulting agreements as contemplated in clause 6.2.9 above;

7.1.4. The Limited, Inc. shall have given to the Company its written consent to prepayment of the loan referred to in clause 6.2.8 above upon Closing, all in accordance with the provisions of clause 6.2.8 above;

7.1.5. the Company shall have duly amended the stock option plan for employees adopted by it on June 16, 1996 (as described in the Prospectus) such that: (i) in the event that any beneficiary under the plan shall cease to be an employee of the Company in circumstances in which he would be entitled to full severance pay under the Severance Pay Law, 1963, then such cessation shall not affect such beneficiary's rights to exercise all its options under the plan; or such that (ii) all options under such stock option plan would be realizable with immediate effect (as if the conditions for the exercise of such options had already been fulfilled).

7.2. As soon as practicable after the date of signature of this Agreement, the Main Sellers will each use their reasonable best efforts (each to the extent within their reasonable control) in order to complete or to cause the Company to complete (as the case may be), as soon as possible, the process for fulfilling the Conditions Precedent and the Buyer (to the extent relevant to it) will cooperate with the Main Sellers and use its reasonable best efforts with regard to the process for fulfilling the Conditions Precedent as aforesaid. Nothing in this clause 7.2 shall be construed as imposing on any party an obligation actually to procure fulfillment of any of Conditions Precedent, as distinct from an obligation to exercise its reasonable best efforts to do so.

8.       INDEMNIFICATION FOR BREACH OF WARRANTIES

8.1. With effect from the Closing, subject to the provisions of clauses 8.2., 8.3. and 8.4. below, each of the Sellers shall (with respect to such Seller's warranties only), indemnify and hold harmless each of the Sellers, from and against any losses or damages (including, without limitation, reasonable legal fees), arising out of or resulting from a material inaccuracy of any representation or warranty given by such Seller or Buyer (as the case may be) under this Agreement.

8.2. Not withstanding anything in this Agreement to the contrary, none of the Sellers shall be liable for any claims in respect of a breach of any warranty or representation unless:

8.2.1. the warranty or representation in respect of which the claim is made is one given by such Seller;

8.2.2. (save with respect to the warranties given under clauses 3.1.1 and 3.1.2 above), written particulars of the matters in respect of which such claim is made, specifying in detail the basis of such claim, the facts pertaining thereto or arising therefrom, the amount, or an estimate of the amount of the liability arising therefrom supported by documentary evidence, shall have been given to such Seller within a period of 1
                  (one) year from the Closing Date; it being recorded, for the removal of doubt, that upon the termination of such 1 (one) year period, all the warranties and representations (if any) given by such Seller (save for those referred to in clauses
                  3.1.1 and 3.1.2 above) shall expire and no longer be of any force or effect;

8.2.3. the amount of such claim shall exceed US $250,000 (two hundred and fifty thousand United States Dollars) and, if so, the amount recoverable in respect of such claim shall be reduced by the aforegoing amount of US $250,000 (two hundred and fifty thousand United States Dollars).

8.3. The maximum liability of any Seller in respect of the warranties and representations given by such Seller shall not exceed the amount received by such Seller from the Buyer in consideration for such Seller's Sale Shares pursuant to this Agreement.

8.4. Without derogating from the provisions of clause 8.3 above (and as an additional limit) the maximum liability of each of E. Peleg or N. Peleg in respect of a material inaccuracy of any representation or warranty given by such Seller to the Buyer pursuant to clauses 3.4.1, 3.4.2 or
         3.4.3 above, shall not exceed that percentage of the losses or damages (including, without limitation, reasonable legal fees) of the Buyer arising out of or in respect of such material inaccuracy equal to the percentage which the Sale Shares set out opposite such Seller's name in column 6 of Annexure B constitute of the aggregate number of issued shares of the Company as at the date of the signature of this Agreement.

9.       INSURANCE AND INDEMNITY OF DIRECTORS

9.1. The Buyer undertakes to procure that the Company shall continue to maintain in respect of each of the directors of the Company as at the date of signature of this Agreement (save for the directors from amongst the public) directors'/officers' liability insurance for a period of at least 7 (seven) years from the date of resignation of such director form the Board of Directors of the Company, such insurance to be on the same terms and conditions and in the same amounts of cover as currently applicable, subject to customary increases in the amounts of such cover or improvements in such terms and conditions.

9.2. In the event that any such resigning directors shall suffer any loss or damage (including reasonable attorneys' fees) by reason of any claim in relation to the period prior to the date of resignation by such director from the Board of Directors of the Company, in respect of which the Company would under the Ordinance (subject to the necessary approvals by the Company) have been entitled to indemnify such director, then to the extent that such resigning director does not receive from the insurance referred to in 9.1 above the full amount of such loss or damage (including reasonable attorneys' fees), the Buyer shall procure that the Company shall indemnify such resigning director against such loss or damage (including reasonable attorneys' fees) not covered or not fully-covered by the insurance policy referred to in 9.1 above or. if the Buyer is unable to procure that the Company indemnify such resigning director, the Buyer shall itself indemnify such resigning director against any such loss or damage (including reasonable attorneys' fees) not so covered.

10.      CERTAIN PUT OPTIONS

10.1. The Buyer hereby grants to each of those employees of the Company referred to in the Prospectus as having options to acquire shares of the Company under the employee stock option plan referred to in the Prospectus ("the Employee Stock Option Plan"), the following put options in relation to all shares acquired by such employee upon realization of his still unrealized options under the Employee Stock Option Plan (which options constitute 2/3 (two-thirds) of the aggregate number of options originally granted to such employee under the Employee Stock Option Plan (the maximum number of shares which may be acquired by such employee on exercise of all such unrealized options hereinafter "the Maximum Number")). Such employee shall with respect to any shares of the Company acquired by him (whether held by such employee or by a trustee on his behalf) after July 15, 1998 (or before July 15, 1998, provided that such employee is not entitled in respect of such shares to any dividend declared by the Company prior to July 15, 1998) as a result of exercise of options under the Employee Stock Option Plan, be entitled:

10.1.1. by the giving to the Buyer of notice to such effect at any time during the period August 1, 1998-September 30, 1998, to require the Buyer to purchase such number of such shares not exceeding 50% (fifty percent) of the Maximum Number, free and clear of all liens, security interests, adverse third party claims or encumbrances of any nature, at a price equal to the Purchase Price per share, less any amount of dividends (net of taxes paid by such employee on such dividends) (such amount of dividends, net of taxes as aforesaid, to be expressed in US Dollars in accordance with the representative rate of exchange of the US Dollar and the NIS last published by the Bank of Israel prior to the date of actual payment of such dividends) received by such employee (or for his account) in respect of such shares;

10.1.2. by the giving to the Buyer of notice to such effect at any time during the period commencing 18 (eighteen) months after the Closing Date and ending 20 (twenty) months after the Closing Date, to require the Buyer to purchase such number of such shares not exceeding the Maximum Number of shares less the number of shares, if any, purchased by the Buyer pursuant to clause 10.1.1 above, such shares to be free and clear of all liens, security interests, adverse third party claims or encumbrances of any nature, at a price equal to the Purchase Price per share, less any amount of dividends (net of taxes paid by such employee on such dividends) (such amount of dividends, net of taxes as aforesaid, to be expressed in US Dollars in accordance with the representative rate of exchange of the US Dollar and the NIS last published by the Bank of Israel prior to the date of actual payment of such dividends) received by such employee (or for his account) in respect of such shares.

10.2. The provisions of clause 10.1 above shall constitute a contract for the benefit of those third parties referred to in clause 10.1.

10.3. For the purpose of clauses 10.1.1 and 10.1.2 only, "the Purchase Price" shall mean the NIS equivalent, at the representative rate of exchange of the US Dollar last published by the Bank of Israel immediately prior to the completion of the relevant purchase under this clause 10, of US $3.7949 (three United States Dollars and seventy-nine cents and forty-nine hundredths of a cent).

11.      MISCELLANEOUS

11.1.    Entire Agreement

         This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

11.2.    Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed to be an original and all of which shall constitute the same instrument.

11.3.    Headings

         The headings of the clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the interpretation hereof.

11.4.    Preamble and Annexures

         The preamble to this Agreement and the Annexures attached thereto constitute an integral part of this Agreement.

11.5.    Expenses

         Each party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby including, Inter alia, fees and expenses of its own counsel, financial consultants and accountants.

         Stamp duty if demanded in relation to this Agreement and/or to the transactions contemplated hereby shall be borne equally by the Sellers (in proportion to their respective holdings of the Sale Shares to be transferred on Closing (as to 50(degree)/a (fifty percent)) and the Buyer (as to 50% (fifty percent))).

11.6.    Taxes

         Each Seller shall be responsible for the payment of capital gains tax or income tax if and to the extent due from him as a result of the sale of Sale Shares hereunder.

11.7.    Notices

         Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, with a copy by fax (if a fax number is indicated below).

11.7.1.     to the Buyer:

                  Arwol Holdings Ltd.:    30 Ahad Ha'am Street
                                          Tel-Aviv
                                          Israel
                                          Attention:  Adv. P. Volovelsky
                                          Facsimile:  972 (3) 560 4064
            to the Sellers:
\
                  E. Peleg:              35 Basel Street
                                         Tel-Aviv
                                         Israel

                  with a copy to:        Adv. Ruth Oren or Adv. Anthony Bacon
                                         S. Horowitz & Co.
                                         31 Ahad Ha'am Street
                                         Tel-Aviv
                                         Israel
                                         Facsimile:  972 (3) 560 1143

                  N. Peleg:              14 Mishmar Hagvul Street
                                         Tel-Aviv
                                         Israel
                                         Facsimile:  972 (3) 641 3903

                  with a copy to:        Adv. Ruth Oren or
                                         Adv. Anthony Bloch
                                         S. Horowitz & co.
                                         31 Ahad Ha'am Street
                                         Tel-Aviv
                                         Israel
                                         Facsimile:  972 (3) 560 1143

                  Mast:                  Samuel Fried, Esq.
                                         General Counsel
                                         The Limited, Inc.
                                         Three Limited Parkway
                                         Columbus, OH 43230
                                         U.S.A.
                                         Facsimile:  001 (614) 415 7188

                  with a copy to:        Avishai Schachar, Esq. or
                                         David L. Caplan, Esq.
                                         Davis Polk & Wardwell
                                         450 Lexington Avenue
                                         New York, N.Y. 10017
                                         U.S.A.
                                         Facsimile:  001 (212) 450 4800

                  Topor:                650 Madison Avenue
                                        New York, New York 10022
                                        U.S.A.
                                        Facsimile:  001 (212) 371 7171
                  with a copy to:
                                        -------------------------------

                                        -------------------------------

                                        Facsimile:
                                                  ---------------------

                  Z. Ben-Tovim:         28 Zahal Street
                                        Neve Amal
                                        Herzliya
                                        Israel

                                        Facsimile:  972 (9) (________)

                  with a copy to:       S. Topor
                                        650 Madison Avenue
                                        New York, New York 10022
                                        U.S.A.
                                        Facsimile:  001 (212) 371-7171

                  R. Wolkowitz:         6 Chen Street
                                        Petach Tikva
                                        Israel

                                        Facsimile:  972 (3) (________

                  with a copy to:       S. Topor
                                        650 Madison Avenue
                                        New York, New York 10022
                                        U.S.A.
                                        Facsimile:  001 (212) 371 7171

                  The Topor Family
                  Foundation:           650 Madison Avenue
                                        New York, New York 10022
                                        U.S.A.
                                        Facsimile:  001 (212) 371 7171

                  Steinhardt:           650 Madison Avenue
                                        New York, New York 10022
                                        U.S.A.
                                        Facsimile:  001 (212) 371 7171

                  with a copy to:
                                        -------------------------------

                                        -------------------------------

                                        Facsimile:
                                                  ---------------------

                  P. Zeevi:             8 Shchunat HaHaruvim
                                        Kfar Tavor

                                        Israel

                                        Facsimile:  972 (-) (________)

                  A. Rotlevi:           21 Habarkan
                                        Rishon Le Zion
                                        Israel
                                        Facsimile:  972 (3) (________)

                  with a copy to:
                                        -------------------------------

                                        -------------------------------

                                        Facsimile:
                                                  ---------------------

                  T. Peleg:             14 Mishmar Hagvul Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  972 (3) 641 3903

                  with a copy to:       Adv. Ruth Oren or
                                        Adv. Anthony Bloch
                                        S. Horowitz & Co.
                                        31 Ahad Ha'am Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  972 (3) 560 1143

                  S. Nir:               26 Barak Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  972 (3) (________)

                  with a copy to:
                                        -------------------------------

                                        -------------------------------

                                        Facsimile:
                                                  ---------------------

                 Nir Peleg:             9 Kashani Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  [_______________]

                  with a copy to:       Adv. Ruth Oren or
                                        Adv. Anthony Bloch
                                        S. Horowitz & Co.
                                        31 Ahad Ha'am Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  972 (3) 560 1143

                  P. Peleg:             5 Romanili Street
                                        Tel-Aviv
                                        Israel
                                        Facsimile:  972 (3) (________)

                  with a copy to:
                                        -------------------------------

                                        -------------------------------

                                        Facsimile:
                                                  ---------------------


11.8.    Further Assurances

         From and after the Closing Date, each party, at the request of another party, will take all such action and deliver all such documents as shall be reasonably necessary or appropriate to perform the transactions contemplated by this Agreement.

11.9.    Governing Law

         The validity, performance, interpretation and enforcement of this Agreement and any agreement entered into pursuant hereto, will be governed by the laws of the State of Israel and the competent courts of Tel-Aviv shall have jurisdiction in all matters arising from this Agreement.

11.10.   Public Announcement

         The Buyer and the Main Sellers (represented by N. Peleg) shall consult with one another before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press releases or make any public statement prior to such consultation, except to the extent required by law.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


for   ARWOL HOLDINGS LTD.
                                             ----------------------------------
                                             ELIEZER PELEG
By:
   -----------------------------------

Title:
      --------------------------------       ----------------------------------
                                             NACHUM PELEG

for   MAST INDUSTRIES (DELAWARE) INC.
By:
   -----------------------------------

Title:
      --------------------------------


--------------------------------------       -----------------------------------
SHIMON TOPOR                                 ZIPORAH BEN-TOVIN

for   THE TOPOR FAMILY FOUNDATION
                                             -----------------------------------
                                             MICHAEL STEINHARDT
By:
   -----------------------------------

Title:
      --------------------------------       -----------------------------------
                                             RIVKA WOLKOWITZ



--------------------------------------       -----------------------------------
PALMACH ZEEVI                                ARIE ROTLEVI


--------------------------------------       -----------------------------------
SHMUEL NIR                                   TSAFI PELEG


--------------------------------------       -----------------------------------
NIR PELEG                                    PNINA PELEG

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


for   ARWOL HOLDINGS LTD.
                                             -----------------------------------
                                             ELIEZER PELEG
By:
   -----------------------------------

Title:
      --------------------------------       -----------------------------------
                                             NACHUM PELEG

for   MAST INDUSTRIES (DELAWARE) INC.
By:
   -----------------------------------

Title:
      --------------------------------


--------------------------------------       -----------------------------------
SHIMON TOPOR                                 ZIPORAH BEN-TOVIN

for   THE TOPOR FAMILY FOUNDATION
                                             -----------------------------------
                                             MICHAEL STEINHARDT
By:
   -----------------------------------

Title:
      --------------------------------       -----------------------------------
                                             RIVKA WOLKOWITZ


--------------------------------------       -----------------------------------
PALMACH ZEEVI                                ARIE ROTLEVI


--------------------------------------       -----------------------------------
SHMUEL NIR                                   TSAFI PELEG


--------------------------------------       -----------------------------------
NIR PELEG                                    PNINA PELEG

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


for   ARWOL HOLDINGS LTD.
                                             -----------------------------------
                                             ELIEZER PELEG
By:
   -----------------------------------

Title:
      --------------------------------       -----------------------------------

                                             NACHUM PELEG

for   MAST INDUSTRIES (DELAWARE) INC.
By:
   -----------------------------------

Title:
      --------------------------------



--------------------------------------       -----------------------------------
SHIMON TOPOR                                 ZIPORAH BEN-TOVIN

for   THE TOPOR FAMILY FOUNDATION
                                             -----------------------------------
                                             MICHAEL STEINHARDT
By:
   -----------------------------------

Title:
      --------------------------------       -----------------------------------
                                             RIVKA WOLKOWITZ


--------------------------------------       -----------------------------------
PALMACH ZEEVI                                ARIE ROTLEVI


--------------------------------------       -----------------------------------
SHMUEL NIR                                   TSAFI PELEG


--------------------------------------       -----------------------------------
NIR PELEG                                    PNINA PELEG